August 23, 2023 Shane Smith 544 Grand Oaks Drive Brentwood, TN 37027 Dear Shane: This letter agreement (this “Agreement”) sets forth the terms concerning your separation of employment from Microvast Holdings, Inc., a Delaware corporation (the “Company”), effective September 4, 2023 (the “Separation Date”). 1. Employment Status; Leave of Absence. (a) Effective as of August 8, 2023 (the “Leave Date”), your service as Chief Procurement Officer of the Company, and any other office or directorship you may hold with the Company or any of its direct or indirect subsidiaries (collectively, the “Company Group”), has been terminated. Subject to the terms of this Agreement, you agree to be placed on paid administrative leave, and will remain employed by the Company, during the period (the “Leave Period”) beginning on the Leave Date and continuing through the Separation Date, on which date your employment with the Company will end automatically. You will remain on the Company’s payroll and be eligible to continue to participate in the Company’s group health and 401(k) plans during the Leave Period, in accordance with the terms of such plans, but will not accrue any vacation, sick days or other paid time off for the period beginning on the Leave Date. Any accrued paid vacation or other paid time off unused by you as of the Leave Date will be deemed used during the Leave Period. (b) Effective as of the Leave Date, you ceased to have any duties or responsibilities to, or authority to act on behalf of, the Company Group, and hereafter you will continue to have no duties, responsibilities or authority in respect of the Company Group, other than as specifically set forth in this Agreement, and will not represent yourself as being an officer, director, agent or representative of the Company Group for any purpose. (c) Effective as of the Separation Date, you will cease to have any position of employment with the Company Group and will not represent yourself as being an employee, officer, director, agent or representative of the Company Group for any purpose. 2. Salary Continuation. The Company agrees to continue to pay during the Leave Period your base salary, which will be payable in substantially equal installments in accordance with the Company’s ordinary payroll schedule and practices, less any applicable tax withholdings or other authorized deductions. 3. Severance. In connection with the termination of your employment, the Company will pay to you cash severance in the amount of $720,000, which will be payable in substantially

2 equal installments during the 18-month period beginning 60 days following the Separation Date in accordance with the Company’s ordinary payroll schedule and practices, less any applicable tax withholdings or other authorized deductions. 4. Equity Treatment. In connection with the termination of your employment, (a) the stock options granted to you on July 31, 2021 (2,404,500 stock options) will immediately vest in full on the Separation Date and remain outstanding and exercisable for 90 days following the Separation Date, (b) the performance stock units (“PSUs”) granted to you August 25, 2021 (6,091 PSUs) will immediately vest in full on the Separation Date, (c) the PSUs granted to you on April 28, 2022 (9,419 PSUs) will immediately vest in full on the Separation Date, (d) the PSUs granted to you on January 31, 2023 (75,000 PSUs) will immediately vest in full on the Separation Date and (e) the restricted stock units (“RSUs”) granted to you on January 31, 2023 (75,000 RSUs) will immediately vest in full on the Separation Date. Except as set forth in this Section 4, effective as of the Separation Date, any unvested Company equity awards, including any unvested RSU, PSU and stock option awards, granted to you will be cancelled and forfeited automatically for no consideration. The equity awards vested in accordance with this Section 4 shall be settled as soon as reasonably practicable following the Separation Date, provided that the RSUs and PSUs referenced in clauses (c), (d) and (e) above shall in no event be settled prior to the expiration of the Revocation Period and shall only vest and be settled if you have not revoked your release in Section 8(f). 5. Reimbursement of Expenses. Not later than two business day(s) following the execution of this Agreement, the Company will reimburse you in full for any business-related expenses you submitted prior to the Leave Date that were incurred in accordance with the Company’s expense reimbursement policies and procedures. In addition, during the Leave Period, the Company will reimburse you for reasonable business-related expenses incurred in accordance with the Company’s expense reimbursement policies and procedures; however, any such business- related expenses incurred following the Leave Date must be pre-approved by the Company in writing. 6. No Other Compensation or Benefits. Except as specifically provided in this Agreement, you will not be entitled to receive any other compensation or benefits or to participate in any past, present or future employee benefit programs or arrangements of the Company Group on or after the Separation Date. 7. Return of Property. No later than the close of business on the Separation Date, you hereby represent and warrant that you have surrendered to the Company all property of the Company Group in your possession. This includes, without limitation, any and all keys, security access codes or cards, records, manuals, notebooks, computers, cell phones, computer files, papers, electronically stored information and documents kept or made by you, or purchased by the Company Group, in connection with your duties during your employment. You acknowledge that this obligation is continuing and agree to promptly return to the Company any subsequently discovered property as described above. 8. Releases. (a) Release by Executive. In consideration of the payments and benefits

3 provided to you under this Agreement and after consultation with counsel, you and each of your respective heirs, executors, administrators, representatives, agents, successors and assigns (collectively, the “Executive Parties”) hereby irrevocably and unconditionally release and forever discharge the Company and its subsidiaries and affiliates and each of their respective officers, employees, directors, shareholders and agents (“Company Parties”) from any and all claims, actions, causes of action, rights, judgments, obligations, damages, demands, accountings or liabilities of whatever kind or character (collectively, “Claims”), including, without limitation, any Claims under any federal, state, local or foreign law, that the Executive Parties may have, or in the future may possess, arising out of (i) your employment relationship with and service as an employee, officer or director of the Company, and the termination of such relationship or service, and (ii) any event, condition, circumstance or obligation that occurred, existed or arose on or prior to the date hereof; provided, however, that you do not release, discharge or waive (i) any rights to payments and benefits provided under this Agreement, (ii) any right you may have to enforce this Agreement, (iii) your eligibility for indemnification in accordance with the Company’s certificate of incorporation, bylaws or other corporate governance document, or any applicable insurance policy, with respect to any liability you incurred or might incur as an employee, officer or director of the Company, or (iv) any claims for accrued, vested benefits under any long-term incentive, employee benefit or retirement plan of the Company subject to the terms and conditions of such plan and applicable law including, without limitation, any such claims under the Employee Retirement Income Security Act of 1974, as amended. (b) All Claims. For the purpose of implementing a full and complete release, you understand and agree that the release contained in this Agreement is intended to include all Claims, if any, that you may have and that you do not now know or suspect to exist in your favor against the Company Parties, from the beginning of time until the time you sign this Agreement, and this Agreement extinguishes those claims. (c) Proceedings. The parties represent and warrant that they have not filed, and they agree not to initiate or cause to be initiated on their behalf, any complaint, charge, claim or proceeding against the other party before any local, state or federal agency, court or other body relating to your employment or the termination thereof, other than with respect to any claim that is not released hereunder including with respect to the obligations of the Company to you and you to the Company under this Agreement (each, individually, a “Proceeding”), and each party agrees not to participate voluntarily in any Proceeding. The parties waive any right they may have to benefit in any manner from any relief (whether monetary or otherwise) arising out of any Proceeding. (d) Notice of Immunity under the Defend Trade Secrets Act. You acknowledge that, pursuant to the Defend Trade Secrets Act of 2016, an individual may not be held liable under any criminal or civil federal or state trade secret law for disclosure of a trade secret (i) made in confidence to a government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law, (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal, or (iii) made to his or her attorney or used in a court proceeding in an anti-retaliation lawsuit based on the reporting of a suspected violation of law, so long as any document containing the trade secret is filed under seal and the individual does not disclose the trade secret except pursuant to court order.

4 (e) Whistleblower Rights. You understand and acknowledge that you have the right under U.S. federal law to certain protections for cooperating with or reporting legal violations to the Securities and Exchange Commission and/or its Office of the Whistleblower, as well as certain other governmental entities. No provisions in this Agreement are intended to prohibit you from disclosing this Agreement to, or from cooperating with or reporting violations to, the Securities and Exchange Commission or any other such governmental entity, and you may do so without disclosure to the Company. The Company may not retaliate against you for any of these activities. Further, nothing in this Agreement precludes you from filing a charge of discrimination with the Equal Employment Opportunity Commission or a like charge or complaint with a state or local fair employment practice agency. The Company may not retaliate against you for any of these activities, and nothing in this Agreement would require you to waive any monetary award or other payment that you might become entitled to from any such governmental entity. (f) Specific Release of ADEA Claims. In further consideration of the payments and benefits provided to you under this Agreement, the Executive Parties hereby unconditionally release and forever discharge the Company Parties from any and all Claims that the Executive Parties may have as of the date you execute this Agreement arising under the Federal Age Discrimination in Employment Act of 1967, as amended, and the applicable rules and regulations promulgated thereunder (“ADEA”). By signing this Agreement, you hereby acknowledge and confirm the following: (i) you were advised by the Company in connection with your termination of employment to consult with an attorney of your choice prior to signing this Agreement and to have such attorney explain to you the terms of this Agreement, including, without limitation, the terms relating to your release of claims arising under ADEA, and you have in fact consulted with an attorney; (ii) you were given a period of not fewer than 21 days to consider the terms of this Agreement and to consult with an attorney of your choosing with respect thereto; and (iii) you knowingly and voluntarily accepts the terms of this Agreement. You also understand that you have seven days following the date on which you sign this Agreement (the “Revocation Period”) within which to revoke the release contained in this Section 8(f) by providing the Company a written notice of your revocation of the release and waiver contained in this Section 8(f). No such revocation by you will be effective unless it is in writing and signed by you and received by the Company prior to the expiration of the Revocation Period. In the event that you revoke the release contained in this Section 8(f), the equity treatment provided in clauses (c), (d) and (e) of Section 4 shall be inapplicable and the RSUs and PSUs referenced in such clauses shall be immediately forfeited. (g) Release by the Company. The Company for itself and on behalf of the Company Parties hereby irrevocably and unconditionally releases and forever discharges the Executive Parties from any and all Claims, including, without limitation, any Claims under any federal, state, local or foreign law, that the Company Parties may have, or in the future may possess, arising out of (i) your employment relationship with and service as an employee, officer or director of the Company, and the termination of such relationship or service, and (ii) any event, condition, circumstance or obligation that occurred, existed or arose on or prior to the date hereof, excepting any Claim which would constitute or result from conduct by you that would constitute a crime under applicable state or federal law; provided, however, notwithstanding the generality of the foregoing, nothing herein will be deemed to release the Executive Parties from (A) any rights or claims of the Company arising out of or attributable to (i) your actions or omissions involving or arising from fraud, deceit, theft or intentional or grossly negligent violations of law,

5 rule or statute while employed by the Company and (ii) your actions or omissions taken or not taken in bad faith with respect to the Company; and (B) your or any other Executive Party’s obligations under this Agreement. 9. Non-Disparagement. From and after the Separation Date, you agree never to make or otherwise communicate any defamatory, disparaging or otherwise negative verbal or written comments regarding the Company Group or its current or former directors, officers, employees, agents or affiliates or otherwise take any action that could be reasonably expected, or that has the purpose and effect, to adversely affect in any manner (a) the conduct of any member of the Company Group or (b) the business reputation, goodwill or relationships of the Company Group. The Company agrees to instruct its directors and employees to refrain from making, directly or indirectly, now or at any time in the future, whether in writing, orally or electronically: (i) any derogatory comment concerning you, or (ii) any other comment that could reasonably be expected to be detrimental to your business or financial prospects or reputation. This Section 9 does not, in any way, restrict or impede the parties from exercising their protected rights to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation or order. Nothing herein will preclude the parties from testifying truthfully in a legal proceeding if called upon to do so. 10. Cooperation and Transitional Assistance. You will cooperate fully with the Company (including, for purposes of this Section 10, its affiliates, directors, officers, attorneys, accountants and other experts) in connection with any matter arising out of or related to your employment with the Company, including, but not limited to, any pending or future action, proceeding, investigation or litigation involving the Company, or any of its subsidiaries or affiliates, whether administrative, civil or criminal in nature, in which and to the extent that the Company’s outside counsel reasonably deems your cooperation necessary (the “Cooperation”). If Cooperation is required or requested after the conclusion of the Leave Period, the Company will pay you an hourly rate equal to your annual base salary as of the Leave Date, pro-rated on an hourly basis. In addition, during the Leave Period, you will make yourself reasonably available to the Company upon request to answer questions and provide assistance regarding matters within your knowledge and the transition of your duties and responsibilities to other persons. 11. Confidentiality of Agreement. As a material part of this Agreement, you attest that you have not and agree that you will not, directly, indirectly or by implication, disclose, publicize or allow to cause to be publicized or disclosed any of the terms or conditions of this Agreement, including the amount or terms of payments (either by specific dollar amount, by number of “figures” or otherwise) or the fact of any payment other than to: (a) your spouse or legal domestic partner, if any, or the Company’s Management, as applicable; and (b) any financial advisers, accountants, tax preparers or legal counsel for the purposes of obtaining services. You represent and agree that you will advise your advisors or third parties to whom information may be disclosed under this paragraph that they will also be under an obligation to keep the existence, the terms and amount of separation benefits provided in this Agreement completely confidential, and you accept responsibility for any disclosure by such individuals. You will be permitted to make any disclosures of this Agreement as may be required by law, provided you give the Company notice of not less than ten (10) business days (unless a shorter period is required by law) prior to any

6 disclosure of the requirement for disclosure to allow the Company to take appropriate action before any such disclosure is made. 12. Trade Secrets. You acknowledge that you have had access to Trade Secrets, which are the sole and exclusive property of the Company. For purposes of this Agreement, “Trade Secret” means information, without regard to form, including, but not limited to, technical, nontechnical or financial data, business plans and strategies, a formula, pattern, compilation, program, device, method, technique, process or plan that (a) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by other persons who can obtain economic value from its disclosure or use; and (b) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. Except as otherwise provided in this Agreement, you agree that until the Trade Secrets become public through no wrongful act, you will not reproduce, use, distribute or disclose any Trade Secrets to any other person including, without limitation, any competitors or potential competitors of the Company. In keeping with Section 6, you will not retain in written form any Trade Secret and will return any such written Trade Secrets to the Company. The parties agree that the damages the Company will suffer in the event of your breach of this section are not readily ascertainable and difficult to quantify and determine. 13. Consideration. You acknowledge, agree and understand that the payments and benefits provided to you under this Agreement: (a) constitute good, valuable and sufficient consideration for this Agreement, including the waiver and release of claims and (b) are in lieu of any other severance or separation payment, including any benefits to which you would otherwise be entitled under your employment agreement with the Company dated as of March 29, 2022 (the “Employment Agreement”). Aside from the amounts to which you are specifically entitled under the terms of this Agreement, you acknowledge that you have been paid in full for all hours you have worked for the Company and received any and all compensation, benefits and remuneration of any kind and character earned by you as of the Leave Date, including, but not limited to, wages, salary (other than salary earned since the last pay day prior to the Leave Date), benefits, bonuses, compensatory time off, vacation pay, personal leave, RSUs, PSUs, stock options, performance cash and pay due under the Fair Labor Standards Act and the Family and Medical Leave Act, which you may be entitled to receive from the Company at any time now or in the future. 14. Miscellaneous. (a) Entire Agreement; Successors. This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the matters covered hereby and supersedes and replaces any express or implied, written or oral, prior agreement with respect to the terms of your employment, including the Employment Agreement, other than Sections 7, 8, 9, 10 and 12 of the Employment Agreement and your Employee Confidentiality and Invention Assignment Agreement with the Company (the “Confidentiality Agreement”). This Agreement may be amended only by a written document signed by both you and the Company. This Agreement will inure to the benefit of, and will be binding on the parties, and their personal representatives, heirs, successors, and assigns. (b) Waiver. The failure of either party to this Agreement to enforce any of its terms, provisions or covenants will not be construed as a waiver of the same or of the right of such

7 party to enforce the same. Waiver by either party hereto of any breach or default by the other party of any term or provision of this Agreement will not operate as a waiver of any other breach or default. (c) Severability. In the event that any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remainder of the Agreement will not in any way be affected or impaired thereby. If any provision of this Agreement is held to be excessively broad as to duration, activity or subject, such provision will be construed by limiting and reducing it so as to be enforceable to the maximum extent allowed by applicable law. (d) Counterparts. This Agreement may be executed in one or more counterparts, which together will constitute one and the same agreement. Facsimile signatures and those transmitted by e-mail or other electronic means will have the same effect as originals. (e) Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of Texas. (f) Taxes. All payments required to be made to you by the Company under this Agreement will be subject to withholding of such amounts relating to taxes as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation. Any reimbursement amounts payable under this Agreement will be paid promptly after receipt of a properly documented request for reimbursement from you; provided that no amount will be paid later than December 31 of the year following the year during which the reimbursable amounts were incurred by you. (g) Section 409A. The payments and benefits under this Agreement are intended to either comply with Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and other official guidance thereunder (“Section 409A”) or be exempt from the application of Section 409A and, accordingly, to the maximum extent permitted, this Agreement should be interpreted to be in compliance therewith. To the extent that any provision hereof is modified in order to comply with Section 409A, such modification will be made in good faith and will, to the maximum extent reasonably possible, maintain the original intent and economic benefit to you and the Company of the applicable provision without violating the provisions of Section 409A. Any payment or benefit due upon a termination of employment that represents a “deferral of compensation” within the meaning of Section 409A will be paid or provided only upon a “separation from service” as defined in Treas. Reg.§ 1.409A-1(h). Notwithstanding anything herein to the contrary, no particular tax result for you with respect to any income recognized by you in connection with this Agreement is guaranteed, and you will be responsible for any and all income taxes due with respect to the arrangements contemplated by this Agreement. (h) Breach. If you fail to comply with any of the terms of this Agreement, the post-termination obligations contained in this Agreement, Sections 7, 8, 9 or 10 of the Employment Agreement or the terms of the Confidentiality Agreement, the Company may, in addition to any other remedies it may have, reclaim any amount paid to you under Sections 2, 3 or 4 without waiving the releases provided in this Agreement.

8 (i) Non-Admission. Nothing contained in this Agreement will be deemed or construed as an admission of wrongdoing or liability on the part of you or the Company. (j) Advice of Counsel. Both you and the Company have had the opportunity to review this Agreement with their own respective counsel and each represent that they are satisfied with the advice received from counsel and enter into this Agreement voluntarily of their own free will, without coercion or duress or any sort. (k) Arbitration. Any controversy or claim arising out of or relating to your employment, the termination of your employment or this Agreement will be resolved by final and binding arbitration in accordance with the employment dispute arbitration rules of the American Arbitration Association then in effect, and judgment upon any award rendered by the arbitrator may be entered and a confirmation order sought in any court having jurisdiction thereof. Any arbitration will be conducted in Houston, Texas before a single arbitrator jointly appointed by you and the Company. In the event you and the Company are unable to agree on an arbitrator within 15 days of the notice of a claim from one to the other, you and the Company will each select an arbitrator who together will jointly appoint a third arbitrator who will be the sole arbitrator for the controversy or claim. Unless otherwise determined by the arbitrator, the prevailing party will be permitted to recover from the non-prevailing party, in addition to all other legal and equitable remedies, the costs of arbitration, including, without limitation, reasonable attorneys’ fees and the expenses of the arbitrator(s) and the American Arbitration Association. [Remainder of Page Intentionally Left Blank]

[Signature Page to Letter Agreement] MICROVAST HOLDINGS, INC. By:___________________________ Name: Yang Wu Title: Chief Executive Officer YOU HEREBY ACKNOWLEDGE THAT YOU HAVE READ THIS AGREEMENT, THAT YOU FULLY KNOW, UNDERSTAND AND APPRECIATE ITS CONTENTS AND THAT YOU HEREBY ENTER INTO THIS AGREEMENT VOLUNTARILY AND OF YOUR OWN FREE WILL. ACCEPTED AND AGREED: Shane Smith Date: ________________________ September 4, 2023